Exhibit 10.14

RETIREMENT AGREEMENT AND RELEASE
 This RETIREMENT AGREEMENT AND RELEASE (this “Agreement”) is entered into by and among AMERIS BANCORP, a Georgia corporation (the “Bancorp”), AMERIS BANK, a Georgia state-chartered bank and a wholly owned subsidiary of the Bancorp (the “Bank”), and JAMES A. LAHAISE (“you” or “your”). References to “Ameris” in this Agreement refer to the Bancorp and the Bank, collectively. Certain capitalized terms used in this Agreement have the meaning given to such terms in Section 17.
 WHEREAS, currently you are employed by the Bank and are serving as the Corporate Executive Vice President and Chief Strategy Officer of both the Bancorp and the Bank (collectively, the Offices”); and
 WHEREAS, you have notified Ameris of your intention to retire from the Offices and terminate your employment, in each case effective as of April 30, 2026 (the “Retirement Date”).
 NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:
1.Retirement; Termination of Employment. Effective as of the Retirement Date, and without any further action on your part, you and Ameris acknowledge and agree that: (i) you shall retire and resign from the Offices and from any other position you hold with the Bancorp, the Bank and any subsidiary or affiliate of the Bancorp or the Bank; and (ii) your employment with the Bank shall terminate, which termination shall be treated for all purposes as a voluntary termination by you without “good reason.” For the avoidance of doubt, you waive your right to invoke “good reason” or any similar concept under any Ameris plan, agreement or arrangement applicable to you, including the SERP and the Severance Protection Agreement.
2.Payments; Equity Awards.
(a)In connection with your retirement and termination of employment, you will be entitled under this Agreement to receive: (i) the Accrued Amounts (as defined in the Severance Protection Agreement), in accordance with and subject to the terms and conditions of the Severance Protection Agreement; (ii) subject to this Section 2(a) and Section 16(b), the Normal Retirement Benefit (as defined in the SERP), in accordance with and subject to the terms and conditions of the SERP, including Section 4.2.B thereof; and (iii) your annual incentive award (bonus) with respect to your services in 2025, in accordance with and subject to the terms and conditions of Ameris’s 2025 annual incentive award program. Notwithstanding anything to the contrary in the SERP and subject to Section 16(b), you and Ameris agree that all installment payments with respect to the Normal Retirement Benefit otherwise payable to you under the SERP shall be delayed, and shall not be required to be paid by the Bank, until: (A) you have signed and delivered to Ameris the Updated Release (as defined in Section 4(d)) by the date specified in Section 4(d); and (B) the revocation period in the Updated Release with respect to the release of claims set forth therein has expired without you revoking such release.
(b)You and Ameris acknowledge and agree that: (i) your retirement and termination of employment constitutes a Termination of Service as defined in the Omnibus Plan; and (ii) your outstanding time-based restricted share awards and outstanding performance unit awards shall be retained or forfeited by you (and otherwise treated) in accordance with the terms and conditions of the Omnibus Plan and the applicable Award Agreements, without waiver or modification thereof. Without limiting the generality of the foregoing: (A) with respect to your outstanding time-based restricted share awards, you shall retain the right to the shares of Restricted Stock (as defined in the applicable Award Agreement) that have a Vesting Date (as defined in the applicable Award Agreement) prior to the Retirement Date, provided you are otherwise in compliance with the applicable Award Agreement, but you shall forfeit immediately all rights to the shares of Restricted Stock that have a Vesting Date after the Retirement Date; and (B) with respect to your performance unit awards, you will retain the rights to the Performance Units (as defined in the applicable Award Agreement) that have a Vesting Date (and a Performance Period (as defined in the applicable Award Agreement) that ends) prior to the Retirement Date but you shall have no rights with respect to, and shall forfeit immediately, any Performance Units that have a Vesting Date (and a Performance Period that ends) after the Retirement Date.
(c)Other than as contemplated by this Section 2, you agree that no further compensation, payment or benefit is owed, or will be paid to you, by Ameris in connection with your retirement and termination of employment.
3.Cooperation; Transition Services.
(a)Upon request of Ameris, you agree to make yourself reasonably available to, and to cooperate with Ameris in, any internal investigation or administrative, regulatory or judicial proceeding or arbitration arising from or relating to any actions or events occurring during your employment with the Bank. You understand and agree that your reasonable cooperation includes making yourself available to Ameris upon reasonable notice for interviews and factual investigations, appearing at Ameris’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to Ameris pertinent information and turning over all relevant documents that are or may come into your possession. The term “cooperation” does not mean that you must provide information that is favorable to Ameris; it means only that you will provide truthful information within your knowledge and possession upon request of Ameris. You understand that, in the event Ameris asks for your cooperation in accordance with this Section 3(a), or you are otherwise required to participate in an administrative or legal proceeding or arbitration related to matters within the scope of your employment with the Bank, Ameris will reimburse you for reasonable travel expenses provided that you submit to Ameris appropriate documentation of such expenses within thirty (30) calendar days after such expenses are incurred, provided that such proceeding or arbitration was not initiated by you and does not otherwise concern any claims by you against Ameris or any of the other Released Parties (as defined below).

(b)For a period of three (3) months following the Retirement Date (the “Transition Period”), you shall provide such transition and support services to Ameris as may reasonably be requested by Ameris from time to time, including with respect to hiring and recruitment of personnel and consummation of ongoing transactions. You agree and understand that such services include providing advice and assistance: (i) with the orderly transition of your duties and responsibilities as directed by Ameris; and (ii) regarding business strategy, business line management and other matters relating to your duties and responsibilities while employed by the Bank. In providing such services, you will take direction from Ameris’s Chief Executive Officer or his designee.
4.Release and Updated Release.
(a)In exchange for the promises herein which you acknowledge as good and valuable consideration, you agree completely and irrevocably to release all claims, obligations, causes of actions and demands which you have or ever had, from the beginning of time to the date you sign this Agreement, against the Bancorp, the Bank and their respective subsidiaries, divisions, joint ventures, partnerships and/or affiliated entities, predecessors, successors and assigns, and all of their respective present and/or former officers, directors, managers, supervisors, employees, shareholders, agents, representatives and employee benefit or pension plans or funds (and the trustees, administrators, fiduciaries and insurers of such programs) (collectively, the “Released Parties”). You agree that your heirs, executors, administrators, representatives and assigns are also bound by your release of claims.
(b)You understand that your foregoing release of claims includes: (i) any claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Equal Pay Act, Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the National Labor Relations Act, the Pregnancy Discrimination Act, the Genetic Information and Discrimination Act of 2008, the Employee Retirement Income Security Act of 1974 (“ERISA”), Sections 503 and 504 of the Rehabilitations Act of 1973, the Worker Adjustment Retraining and Notification Act, and the Sarbanes Oxley Act of 2002, all as amended; (ii) any claims under any state or locals whatsoever, including claims under all other federal, state and local discrimination, labor or employment laws or regulations; (iii) any other claims relating to or arising out of your employment, in law or in equity, including claims for discrimination, retaliation or harassment (on the basis of age, race, color, religion, national origin, gender, sexual orientation, marital status, citizenship status, genetic predisposition, veteran status or any other basis protected by law), whistle-blowing, breach of contract (oral or written, express or implied) or of policy or practice, constructive discharge, wrongful discharge, detrimental reliance, negligence, emotional distress, pain and suffering, compensatory and punitive damages and all other torts, including any intentional torts, such as defamation; (iv) any claims subject to federal, state and local occupational safety and health laws and regulations; (v) claims under any other federal, state or local Constitution, statute, regulation or agreement or duty; and (vi) any claims for attorneys’ fees, costs, disbursements and/or the like, or for equitable relief and reinstatement. You understand that you are releasing all claims, whether or not they are known to you at the time you sign this Agreement. You acknowledge that this Agreement does not waive or release any rights or claims that you may have that arise after the date you sign this Agreement until such time as the Updated Release becomes effective.
(c)This Agreement includes a release of claims for age discrimination under the ADEA. In accordance with the ADEA, you acknowledge that the ADEA requires that you be advised to consult with an attorney before you waive any claim under the ADEA, and you recognize that, by this Agreement, you have been so advised. In addition, the ADEA allows you twenty-one (21) days to decide whether to waive claims under the ADEA, although you are not required to wait the entire twenty-one (21) days if you choose to accept sooner. Under the ADEA, you have seven (7) days after signing this Agreement to revoke the release of claims set forth above. If you do not revoke such release of claims during the seven (7)-day revocation period, then it and this Agreement shall become effective on the eighth (8th) day after you signed this Agreement (the “Effective Date”). If you elect to revoke such release of claims during the seven (7)-day revocation period, such revocation must be in writing and, within seven (7) days of the date upon which this Agreement was signed by you, personally delivered, sent by overnight carrier or emailed to Jody L. Spencer, Corporate Executive Vice President and Chief Legal Officer, at jody.spencer@amerisbank.com or 3490 Piedmont Road, N.E., Suite 1550, Atlanta, Georgia 30305, and, if sent by overnight carrier, the notice must be delivered to the overnight carrier within seven (7) days of the date upon which this Agreement was signed by you.
(d)Within twenty-one (21) days after the Retirement Date, you agree to sign and to deliver to Ameris, and cause to become effective, an updated release of all claims related in any way to your employment, up to and including the Retirement Date, in the form attached hereto as Exhibit A (the “Updated Release”).
(e)Notwithstanding the generality of your release of claims set forth above and your release of claims in the Updated Release, the parties to this Agreement agree that such releases do not apply to any claims or rights: (i) with respect to the breach of this Agreement; (ii) for reimbursement of business expenses incurred on behalf of Ameris under Ameris’s expense reimbursement policies; (iii) for vested rights under any Ameris ERISA-covered employee benefit plans as applicable on the date you sign this Agreement; (iv) for any claims that controlling law clearly states may not be released by settlement, such as, but not limited to, claims for Worker’s Compensation benefits for job-related illness or injury; or (v) for any right of indemnification that you have pursuant to the Articles of Incorporation or Bylaws of the Bancorp or the Bank.
(f)You further understand that nothing in this Agreement or the Updated Release prevents you from filing a charge or complaint with, or from participating in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any employment or securities laws, although by signing this Agreement and the Updated Release you are waiving your right to individual relief from Ameris based on claims asserted in such a charge or complaint, regardless of whether you or another party has filed it, except that nothing in this Agreement or the Updated

Release limits your right to receive compensation for providing information to a governmental authority pursuant to any law or regulation.
(g)In signing this Agreement, you expressly consent that the foregoing release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims based upon events occurring prior to the time you sign this Agreement (notwithstanding any state or local statute that expressly limits the effectiveness of a release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims hereinabove mentioned or implied. You acknowledge that you may hereafter discover claims or facts in addition to, or different than, those which you now know or believe to exist with respect to the subject matter of the release set forth above and which, if known or suspected at the time of entering into this Agreement, may have materially affected this Agreement and your decision to enter into the Agreement. You acknowledge and agree that this waiver is an essential and material term of this Agreement and that without such waiver Ameris will not provide you the benefits set forth herein.
(h)Ameris advises you to consult an attorney before signing this Agreement. By signing this Agreement, you give Ameris assurance that: (i) you have had sufficient opportunity, before signing this Agreement, to consider its terms and to consult with an attorney, if you wished to do so, or to consult with any other person of your choosing; and (ii) in signing this Agreement, you have not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement.
5.Voluntary Agreement.
(a)You have read this entire document, and you fully understand it. You understand its legal and binding effect. You are acting voluntarily and of your own free will in executing this Agreement. The benefits Ameris is providing you in return for signing this Agreement are in addition to anything of value to which you are already entitled.
(b)You have had more than twenty-one (21) days to review this Agreement and have had the opportunity to seek, and you were advised in writing to seek, legal counsel prior to signing this Agreement.
(c)You understand that you have seven (7) days after your execution of this Agreement to revoke this Agreement, including the release of claims set forth above, and this Agreement shall not become effective until such seven (7)-day revocation period has expired.
(d)You have: (i) received all compensation due as a result of services performed for Ameris; (ii) reported to Ameris any and all work-related injuries incurred by you during your employment with the Bank; (iii) been properly provided any leave of absence because of your or a family member’s health condition and have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; and (iv) previously disclosed any potential violations of the Bancorp’s Code of Business Conduct and Ethics of which you are aware.

6.Covenant Not to Sue. You promise that you have not pursued, and will not pursue, any claim that you have released in this Agreement. If you break this promise, you agree to pay all Ameris’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any such claims. For the avoidance of doubt, this Section 6 does not apply to any claim that you might assert challenging the enforceability of your release of claims arising under the ADEA pursuant to this Agreement.
7.Ownership of Claims. You represent and warrant that you are the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to in this Agreement. You further represent and warrant that there has been no assignment or other transfer of any interest in any such matters, claims or demands which you may have against any Released Party.
8.Continuing Obligations. You acknowledge that you remain bound by, and affirm that you will comply with: (i) all your continuing obligations under the Severance Protection Agreement, including those set forth in Section 8 thereof (pertaining to non-competition, non-solicitation and confidentiality); (ii) your continuing obligations under your Award Agreements, including those set forth in Section 10 of the Award Agreements for your restricted share awards (pertaining to non-solicitation); and (iii) all other policies of Ameris applicable to you which, by their terms, apply after the termination of your employment. You affirm that you have not violated the terms of the Severance Protection Agreement or the SERP during your employment with the Bank. You further acknowledge and agree that you are, and the payments and awards contemplated by Section 2 are, subject to the Ameris Bancorp Policy for the Recovery of Erroneously Awarded Compensation and any other clawback or recoupment policy, arrangement or provision maintained by Ameris, including those provisions set forth in the Omnibus Plan and your Award Agreements.

9.Securities Law Compliance. You acknowledge and understand that: (i) in connection with your employment with the Bank and the cooperation and transition services you will provide Ameris as contemplated by Section 3, you currently have, and may have in the future, material non-public information concerning Ameris and its affiliates (“MNPI”); and (ii) trading in the securities of Ameris while in possession of MNPI, or communicating that information to any other person who trades in such securities, could subject you to liability under the federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. You agree that: (A) you will not, and you will cause your controlled affiliates not to, trade in securities of Ameris while in possession of MNPI, including during the Transition Period, or at all until you can do so in compliance with all applicable laws and without breach of this Agreement; and (ii) you will keep all MNPI confidential. In any event, you agree that you will not, and you will cause your controlled affiliates not to, trade in securities of Ameris during the Transition Period.

10.No Admission of Wrongdoing. Ameris denies any wrongdoing whatsoever in connection with its dealings with you, including your employment and termination. It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of Ameris.

11.Attorneys’ Fees and Jury Waiver. The prevailing party in an action for breach of this Agreement or the Updated Release will have its reasonable costs and attorneys’ fees paid for by the party found to have breached this Agreement. You and Ameris agree to the arbitration provisions in Section 12 of this Agreement and hereby waive trial by jury as to any and all litigation arising out of and/or relating to this Agreement.

12.Arbitration. Any dispute, controversy, or difference arising out of, or related to, this Agreement, the Updated Release or your employment with the Bank shall be submitted to and settled by arbitration under the Federal Arbitration Act, 9 U.S.C. Section 2. Arbitration shall be by one (1) arbitrator (the “Arbitrator”) selected in accordance with the rules of the AAA by the AAA. The hearings before the Arbitrator shall be held in Atlanta, Georgia and shall be conducted in accordance with the rules existing on the date thereof of the AAA to the extent not inconsistent with this Agreement.

13.Entire Agreement; Amendment; Waiver. This Agreement, together with the Updated Release, the SERP, the Severance Protection Agreement, the Omnibus Plan and your Award Agreements, constitutes the entire Agreement between the parties to this Agreement with respect to its subject matter, and is binding upon and shall inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, personal or legal representatives, successors and/or assigns. This Agreement may be amended only by a written agreement signed by you and Ameris. The failure of any party to this Agreement to insist upon the strict performance of any provision hereof shall not constitute a waiver of such provision, and all waivers must be in writing signed by you and Ameris.

14.Headings; Construction. The headings in this Agreement are for convenience only and are not to be considered a construction of the provisions of this Agreement. For purposes of this Agreement, the term “including” shall mean “including, without limitation”.

15.Severability; Governing Law. If any provision of this Agreement is found to be invalid, unenforceable or void for any reason, such provision shall be severed from the Agreement and shall not affect the validity or enforceability of the remaining provisions. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of, the State of Georgia, excluding its conflicts of laws.

16.Acceptance; Breach.

(a)In order to signify your acceptance of this Agreement, you shall sign and deliver this Agreement to Ameris on or before February 20, 2026, whereupon subject to the revocation period set forth in Section 4(c), it shall become binding and effective on the Effective Date. If you fail to sign and deliver this Agreement on or before February 20, 2026, or if you revoke your release of claims set forth above within the revocation period set forth in Section

4(c), then Ameris’s offer set forth in this Agreement shall be deemed withdrawn, and this Agreement shall have no force and effect.
(b)Notwithstanding anything to the contrary in this Agreement or the SERP, if you breach: (i) any representation or warranty made by you in this Agreement or the Updated Release, or (ii) any agreement, obligation or duty of yours in this Agreement or the Updated Release (including if you fail to sign and deliver to Ameris the Updated Release on or before May 21, 2026, if you revoke your release of claims in the Updated Release within the revocation period set forth in the Updated Release or if the Updated Release does not become effective), then: (A) you agree and acknowledge that Ameris is not obligated to pay to you, and shall not pay to you, the Normal Retirement Benefit, any portion thereof or any other amounts under the SERP; and (B) you waive any and all rights to receive the Normal Retirement Benefit, any portion thereof or any other amounts under the SERP.
17.Definitions. For purposes of this Agreement:

(a)“AAA” means the American Arbitration Association, Atlanta, Georgia.

(b)“Award Agreement” has the meaning set forth in the Omnibus Plan.

(c)“Omnibus Plan” means the Ameris Bancorp 2021 Omnibus Equity Incentive Plan, as amended.

(d)“SERP” means that certain Supplemental Executive Retirement Agreement, adopted as of November 10, 2015, by and between you and the Bank.

(e)“Severance Protection Agreement” means that certain Severance Protection and Restrictive Covenants Agreement, dated as of May 7, 2019, by and among you, the Bancorp and the Bank, as amended by that certain Amendment to Severance Protection and Restrictive Covenants Agreement, dated as of November 20, 2024, by and among you, the Bancorp and the Bank.

18.Counterparts. This Agreement may be executed in separate counterparts and by facsimile or email, and each such counterpart shall be deemed an original with the same effect as if all parties had signed the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date listed below.
AMERIS BANCORP

By:    /s/ H. Palmer Proctor, Jr.
H. Palmer Proctor, Jr.
Chief Executive Officer

Date: February 19, 2026

AMERIS BANK

By:    /s/ H. Palmer Proctor, Jr.
H. Palmer Proctor, Jr.
Chief Executive Officer

Date: February 19, 2026

    /s/ James A. LaHaise
JAMES A. LAHAISE

Date: February 19, 2026

[Signature Page to Retirement Agreement and Release]

EXHIBIT A

UPDATED RELEASE

In consideration of the mutual promises and covenants contained in the RETIREMENT AGREEMENT AND RELEASE, by and among AMERIS BANCORP, a Georgia corporation (the “Bancorp”), AMERIS BANK, a Georgia state-chartered bank and a wholly owned subsidiary of the Bancorp (the “Bank” and together with the Bancorp, “Ameris”), and JAMES A. LAHAISE (“you” or “your”), signed by you on February 19, 2026 (the “Retirement Agreement”), you agree as set forth below. Capitalized terms used in this Updated Release (this “Updated Release”) but not defined herein have the meaning given to them in the Retirement Agreement.

1.Release.

(a)You agree completely and irrevocably to release all claims, obligations, causes of actions and demands which you have or ever had, from the beginning of time through and including the Updated Release Effective Date (as defined in Section 1(c) below), against the Bancorp, the Bank and their respective subsidiaries, divisions, joint ventures, partnerships and/or affiliated entities, predecessors, successors and assigns, and all of their respective present and/or former officers, directors, managers, supervisors, employees, shareholders, agents, representatives and employee benefit or pension plans or funds (and the trustees, administrators, fiduciaries and insurers of such programs) (collectively, the “Released Parties”). You agree that your heirs, executors, administrators, representatives and assigns are also bound by your release of claims.

(b)You understand that your foregoing release of claims includes: (i) any claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Equal Pay Act, Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the National Labor Relations Act, the Pregnancy Discrimination Act, the Genetic Information and Discrimination Act of 2008, the Employee Retirement Income Security Act of 1974 (“ERISA”), Sections 503 and 504 of the Rehabilitations Act of 1973, the Worker Adjustment Retraining and Notification Act, and the Sarbanes Oxley Act of 2002, all as amended; (ii) any claims under any state or local laws whatsoever, including all other federal, state and local discrimination, labor or employment laws or regulations; (iii) any other claims relating to or arising out of your employment, in law or in equity, including claims for discrimination, retaliation or harassment (on the basis of age, race, color, religion, national origin, gender, sexual orientation, marital status, citizenship status, genetic predisposition, veteran status or any other basis protected by law), whistle-blowing, breach of contract (oral or written, express or implied) or of policy or practice, constructive discharge, wrongful discharge, detrimental reliance, negligence, emotional distress, pain and suffering, compensatory and punitive damages and all other torts, including any intentional torts, such as defamation; (iv) any claims subject to federal, state and local occupational safety and health laws and regulations; (v) claims under any other federal, state or local Constitution, statute, regulation or agreement or duty; and (vi) any claims for attorneys’

Exhibit A-1

fees, costs, disbursements and/or the like, or for equitable relief and reinstatement. You understand that you are releasing all claims, whether or not they are known to you at the time you sign this Updated Release. You acknowledge that this Updated Release does not waive or release any rights or claims that you may have that arise after the Updated Release Effective Date.

(c)This Updated Release includes a release of claims for age discrimination under the ADEA. In accordance with the ADEA, you acknowledge that the ADEA requires that you be advised to consult with an attorney before you waive any claim under the ADEA, and you recognize that, by this Updated Release, you have been so advised. In addition, the ADEA allows you twenty-one (21) days to decide whether to waive claims under the ADEA, although you are not required to wait the entire twenty-one (21) days if you choose to accept sooner; provided, however, you may not sign this Updated Release until April 1, 2026. Under the ADEA, you have seven (7) days after signing this Updated Release to revoke the release of claims set forth above. If you do not revoke such release of claims during the seven (7)-day revocation period, then such release and this Updated Release shall become binding and effective on the eighth (8th) day after you signed this Updated Release (such eighth (8th) day, the “Updated Release Effective Date”). If you elect to revoke such release of claims during the seven (7)-day revocation period, such revocation must be in writing and, within seven (7) days of the date upon which this Updated Release was signed by you, personally delivered, sent by overnight carrier or emailed to Jody L. Spencer, Corporate Executive Vice President and Chief Legal Officer, at jody.spencer@amerisbank.com or 3490 Piedmont Road, N.E., Suite 1550, Atlanta, Georgia 30305, and, if sent by overnight carrier, the notice must be delivered to the overnight carrier within seven (7) days of the date upon which this Updated Release was signed by you. If you revoke the release of claims set forth above or if this Updated Release does not become effective, then the Retirement Agreement shall remain in full force and effect, including Section 16(b) of the Retirement Agreement. For the avoidance of doubt, if you revoke the release of claims set forth above or if this Updated Release does not become effective, then in accordance with Section 16(b) of the Retirement Agreement, you agree and acknowledge that: (i) Ameris is not obligated to pay to you the Normal Retirement Benefit, any portion thereof or any other amounts under the SERP; and (ii) you waive any and all rights to receive the Normal Retirement Benefit, any portion thereof or any other amounts under the SERP.

(d)In signing this Updated Release, you expressly consent that the foregoing release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims based upon events occurring prior to the time you sign this Updated Release (notwithstanding any state or local statute that expressly limits the effectiveness of a release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims hereinabove mentioned or implied. You acknowledge that you may hereafter discover claims or facts in addition to, or different than, those which you now know or believe to exist with respect to the subject matter of the release set forth above and which, if known or suspected at the time of entering into this Updated Release, may have materially affected this Updated Release and your decision to enter into this Updated Release. You acknowledge and agree that this waiver is an essential and

Exhibit A-2

material term of this Updated Release and that without such waiver Ameris will not provide you the benefits set forth in the Retirement Agreement.

(e)Ameris advises you to consult an attorney before signing this Updated Release. By signing this Updated Release, you give Ameris assurance that: (i) you have had sufficient opportunity, before signing this Updated Release, to consider its terms and to consult with an attorney, if you wished to do so, or to consult with any other person of your choosing; and (ii) in signing this Updated Release, you have not relied on any promises or representations, express or implied, that are not set forth expressly in the Retirement Agreement or this Updated Release.

2.Voluntary Agreement.

(a)You have read this entire document, and you fully understand it. You understand its legal and binding effect. You are acting voluntarily and of your own free will in executing this Updated Release. The benefits Ameris is providing you in return for signing this Updated Release are in addition to anything of value to which you are already entitled.

(b)You have had more than twenty-one (21) days to review this Updated Release and have had the opportunity to seek, and you were advised in writing to seek, legal counsel prior to signing this Updated Release.

(c)You understand that you have seven (7) days after your signing of this Updated Release to revoke this Updated Release, including the release of claims set forth above, and this Updated Release shall not become effective until such seven (7)-day revocation period has expired.

(d)You have: (i) received all compensation due as a result of services performed for Ameris; (ii) reported to Ameris any and all work-related injuries incurred by you during your employment with the Bank; (iii) been properly provided any leave of absence because of your or a family member’s health condition and have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; and (iv) previously disclosed any potential violations of the Bancorp’s Code of Business Conduct and Ethics of which you are aware.

3.Covenant Not to Sue. You promise that you have not pursued, and will not pursue, any claim that you have released in this Updated Release. If you break this promise, you agree to pay all Ameris’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any such claims. For the avoidance of doubt, this Section 3 does not apply to any claim that you might assert challenging the enforceability of your release of claims arising under the ADEA pursuant to this Updated Release.

4.Ownership of Claims. You represent and warrant that you are the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to in this Updated Release. You further represent and warrant that there has been no assignment

Exhibit A-3

or other transfer of any interest in any such matters, claims or demands which you may have against any Released Party.

5.Severability; Governing Law. If any provision of this Updated Release is found to be invalid, unenforceable or void for any reason, such provision shall be severed from this Updated Release and shall not affect the validity or enforceability of the remaining provisions. This Updated Release shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of, the State of Georgia, excluding its conflicts of laws.

6.Headings; Construction. The headings in this Updated Release are for convenience only and are not to be considered a construction of the provisions of this Updated Release. For purposes of this Updated Release, the term “including” shall mean “including, without limitation.

IN WITNESS WHEREOF, I have signed this Updated Release as of the day and year written below.

JAMES A. LAHAISE

Date:

Exhibit A-4